Exhibit 99.01

Media Relations:	Catherine Brady
+1-617-945-9316
catherine@jpa.com

Investors Relations:	Adam Holdsworth
+1-646-862-4607
adamh@pcgadvisory.com

GenSpera Provides Corporate Update

The Company Continues to Move Forward with Clinical Trials, Partnership Discussions

SAN ANTONIO, May 11, 2015— GenSpera, Inc. (OTCQB: GNSZ) today reported its financial results for the three months ended March 31, 2015, and is providing the following corporate update to its shareholders to highlight the company’s extensive organizational advances and clinical progress in the first quarter of 2015. GenSpera continues to unlock conventional thinking to conceive, design and develop cancer therapies. GenSpera’s unique technology platform combines a powerful, plant-derived cytotoxin (thapsigargin) with a patented prodrug delivery system that provides for targeted release of drug candidates within tumors.

“The first three months of 2015 have been incredibly busy and very productive for GenSpera’s future,” said Craig Dionne, Ph.D., chief executive officer at GenSpera. “In addition to making significant progress in our multiple clinical trials, we have begun a comprehensive corporate communications initiative which has resulted in the refinement of our corporate communications and introducing the Company to new investors. With impressive clinical data, plans are being developed to announce future clinical milestones, begin patient enrollment in our Phase II prostate cancer clinical trial, participate in key conferences, and meet with potential stakeholders who need to hear GenSpera’s expanding story. It is an exciting time for GenSpera and management looks forward to ongoing communications with all our primary audiences.”

First Quarter Clinical and Business Highlights

•	GenSpera presented encouraging results of its Phase II study of mipsagargin (G-202), an investigational agent for the treatment of hepatocellular carcinoma (HCC). Results were presented in a poster presentation at the 2015 Gastrointestinal Cancers Symposium (ASCO GI) in San Francisco, California, a highly prestigious international medical symposium.

•	GenSpera continued to enroll patients in its ongoing Phase II clinical trial of mipsagargin in patients with recurrent glioblastoma.

•	GenSpera entered into a strategic partnership with Phyton Biotech for the manufacture of the main ingredient in the company's investigational agent mipsagargin, which, if successful, will offer an alternative approach to obtain commercial quantities of thapsigargin.

•	GenSpera continued partnering, licensing and research collaboration discussions with multinational and regional pharmaceutical companies.

•	GenSpera continued discussions about future clinical trial designs with medical opinion leaders from the USA, Japan, South Korea, Taiwan and China.

First Quarter Corporate Communications Highlights

•	GenSpera engaged JPA Health Communications (JPA) to advance its external communications and effectively convey the potential of the Company’s broad technology platforms.

•	PCG Advisory Group (PCG) was selected as Investor Relations agency of record to develop a comprehensive investor relations program including commencing a series of non-deal roadshows and investor outreach programs.

•	GenSpera reengineered its web presence and expanded its digital channel communications by providing additional transparency and insights regarding the company and its developments via The Chairman’s Blog, Twitter, LinkedIn, Facebook, YouTube and Google+.

About GenSpera

GenSpera, Inc. is a San Antonio-based biotech company that unlocks conventional thinking to conceive, design, and develop cancer therapies. GenSpera’s technology platform combines a powerful, plant-derived cytotoxin (thapsigargin) with a patented prodrug delivery system that provides for targeted release of drug candidates within tumors. GenSpera's lead drug candidate, mipsagargin, was granted Orphan Drug designation by the U.S. Food and Drug Administration (FDA) in 2013 for evaluation in patients with hepatocellular carcinoma (liver cancer).

For additional information on GenSpera, visit www.genspera.com and connect on Twitter, LinkedIn, Facebook, YouTube and Google+.

Cautionary Statement Regarding Forward Looking Information

This communication may contain forward-looking statements. Investors are cautioned that statements in this document regarding potential applications of GenSpera's technologies or the future prospects of the company constitute forward-looking statements that involve risks and uncertainties, including, without limitation, risks inherent in the development and commercialization of potential products, uncertainty of clinical trial results or regulatory approvals or clearances, need for future capital, dependence upon collaborators and maintenance of our intellectual property rights and the acceptance of GenSpera’s proposed therapies by the health community. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties will be detailed from time to time in GenSpera's periodic reports filed with the Securities and Exchange Commission.

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